Exhibit 99.1

      Sound Federal Bancorp, Inc. Announces First Fiscal Quarter Earnings

    WHITE PLAINS, N.Y., July 27 /PRNewswire-FirstCall/ -- Sound Federal Bancorp, Inc. (Nasdaq: SFFS) (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.5 million, or diluted earnings per share of $0.12 for the quarter ended June 30, 2004, as compared to $1.7 million, or diluted earnings per share of $0.14 for the quarter ended June 30, 2003, a decrease in net income of 12.8%. The decrease in net income for the quarter ended June 30, 2004 as compared to the same quarter in the prior year is primarily attributable to a $308,000 increase in non-interest expense and a $72,000 decrease in net interest income, partially offset by a $118,000 decrease in income tax expense and a $67,000 increase in non-interest income.

    Bruno J. Gioffre, Chairman of the Board, commented, "We remain focused on our primary goal of building a quality bank franchise in Westchester and Putnam counties in New York and in Fairfield county in Connecticut. A quality bank franchise combines great service and products with a strong market area and a management team that understands the market's needs. In May 2004, we opened our newest branch in Brookfield, Connecticut. We plan on opening a branch in Carmel, New York by the end of 2004. In addition, we are exploring opportunities to expand the Sound Federal franchise into the fast-growing northern suburbs of our market area. The initial cost of our branch expansion and the decrease in net interest income, which reflects the current interest rate environment, has reduced earnings for the current fiscal quarter. However, we believe that the current economic climate is an ideal environment for us to grow the franchise through a de novo strategy."

    Mr. Gioffre continued, "We were able to avail ourselves of weakening stock prices affecting most thrifts this quarter by repurchasing 627,332 shares of the Company's common stock. The stock repurchases had the effect of diluting book value but was accretive to earnings per share. The de novo growth strategy and the repurchase program reduced the Company's equity-to-asset ratio to 13.67% at June 30, 2004 from 16.73% at June 30, 2003."

    The Company's total assets amounted to $914.6 million at June 30, 2004 as compared to $890.5 million at March 31, 2004. The $24.1 million increase in total assets primarily consists of a $22.8 million increase in net loans to $501.2 million and a $4.5 million increase in securities to $342.2 million. These increases were partially offset by a decrease in federal funds sold of $7.0 million to $13.8 million. Our asset growth was funded principally by a $37.8 million increase in deposits to $746.1 million at June 30, 2004 from $708.3 million at March 31, 2004.

    Total stockholders' equity decreased $12.1 million to $125.0 million at June 30, 2004 as compared to $137.1 million at March 31, 2004. The decrease reflects treasury shares purchased at a cost of $8.3 million, dividends paid of $755,000 and a decrease of $5.0 million attributable to accumulated other comprehensive income or loss, partially offset by net income of $1.5 million.

    The change in accumulated other comprehensive income or loss reflects a $7.1 million ($4.3 million after tax) net unrealized loss on securities available for sale. The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at June 30, 2004 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at June 30, 2004.

    Net interest income for the quarter ended June 30, 2004 amounted to $6.5 million, a $72,000 decrease from the same quarter in the prior year. The interest rate spread was 2.80% and 3.07% for the quarters ended June 30, 2004 and 2003, respectively. The net interest margin for those periods was 3.02% and 3.39%, respectively. The decreases in interest rate spread and net interest margin for the comparative quarters are primarily the result of the effect of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remained near 40-year lows. If interest rates increase, we expect the cost of our interest-bearing liabilities will increase faster than the rates on our interest-earning assets, resulting in a further decrease in our net interest rate spread and net interest margin.

    Non-interest income totaled $352,000 and $285,000 for the quarters ended June 30, 2004 and 2003, respectively. The increase in non-interest income was primarily due to changes in the cash surrender value of bank-owned life insurance.

    Non-interest expense totaled $4.3 million for the quarter ended
June 30, 2004 as compared to $4.0 million for the quarter ended June 30, 2003. This increase is due primarily to a $420,000 increase in compensation and benefits and a $71,000 increase in occupancy and equipment expense, partially offset by decreases of $163,000 in advertising and promotion and $78,000 in other non-interest expense.

    The increase in compensation and benefits is due primarily to additional staff to support the growth in the Company's lending operations; the addition of the Stamford and Brookfield branches, which opened in September 2003 and June 2004, respectively; and additional expense related to stock awards made pursuant to the Company's 2004 Stock Incentive Plan.

    The increase in occupancy and equipment expense is primarily due to the new branch locations (Stamford and Brookfield, Connecticut).


    The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford and Brookfield.


    This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences, (iii) national and local economic and market conditions,
(iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.


    Balance sheets, statements of income and other financial data are attached.


     Sound Federal Bancorp, Inc. and Subsidiary

     CONSOLIDATED BALANCE SHEETS
     (Unaudited)
     (Dollars in thousands, except per share data)
                                                     June 30,      March 31,
                                                       2004          2004
    Assets
    Cash and due from banks                          $10,873       $10,455
    Federal funds sold and other overnight deposits   13,763        20,756
    Securities:
         Available for sale, at fair value           332,277       337,730
         Held to maturity, at amortized cost           9,953            -
                  Total securities                   342,230       337,730

    Loans, net:
      Mortgage loans                                 502,235       477,771
      Consumer loans                                   1,791         3,396
      Allowance for loan losses                       (2,787)       (2,712)
                Total loans, net                     501,239       478,455

     Accrued interest receivable                       3,600         3,623
     Federal Home Loan Bank stock                      5,738         5,303
     Premises and equipment, net                       5,608         5,630
     Goodwill                                         13,970        13,970
     Bank-owned life insurance                        10,161        10,085
     Prepaid pension costs                             2,538         2,547
     Deferred taxes                                    3,018            -
     Other assets                                      1,872         1,987
                Total assets                        $914,610      $890,541

    Liabilities and Stockholders' Equity
    Liabilities:
      Deposits                                      $746,160      $708,330
      Borrowings                                      38,000        35,000
      Mortgagors' escrow funds                         3,953         4,522
      Due to brokers for securities purchased             -          4,000
      Accrued expenses and other liabilities           1,481         1,630
                Total liabilities                    789,594       753,482
    Stockholders' equity:
       Preferred stock ($0.01 par value;
        1,000,000 shares authorized;
        none issued and outstanding)                      -             -
       Common stock ($0.01 par value;
        24,000,000 shares authorized;
        13,636,170 shares issued)                        136           136
       Additional paid-in capital                    102,793       102,637
       Treasury stock, at cost (1,086,629 and
        459,297 shares at June 30, 2004 and
        March 31, 2004, respectively)                (15,474)       (7,150)
       Common stock held by the Employee
        Stock Ownership Plan                          (6,430)       (6,556)
       Unearned stock awards                          (5,322)       (5,618)
       Retained earnings                              53,650        52,908
       Accumulated other comprehensive (loss)
        income, net of taxes                          (4,337)          702
                Total stockholders' equity           125,016       137,059
                Total liabilities and
                 stockholders' equity               $914,610      $890,541


     Sound Federal Bancorp, Inc. and Subsidiary

     CONSOLIDATED STATEMENTS OF INCOME
     (Unaudited)
     (In thousands, except per share data)
                                                       For the Quarter Ended
                                                             June 30,
                                                          2004       2003
    Interest and Dividend Income
     Loans                                               $6,897     $6,769
     Mortgage-backed and other securities                 2,792      2,837
     Federal funds sold and other overnight deposits         59        128
     Other earning assets                                    21         57
     Total interest and dividend income                   9,769      9,791

    Interest Expense
     Deposits                                             2,941      2,879
     Borrowings                                             365        365
     Other interest-bearing liabilities                       5         17
     Total interest expense                               3,311      3,261

     Net interest income                                  6,458      6,530
     Provision for loan losses                               75         50
     Net interest income after provision for loan losses  6,383      6,480

    Non-Interest Income
     Service charges, fees and other income                 352        285

    Non-Interest Expense
     Compensation and benefits                            2,412      1,992
     Occupancy and equipment                                633        562
     Data processing service fees                           300        242
     Advertising and promotion                              251        414
     Other                                                  696        774
     Total non-interest expense                           4,292      3,984

     Income before income tax expense                     2,443      2,781
     Income tax expense                                     946      1,064
     Net income                                          $1,497     $1,717

    Basic earnings per share                              $0.13      $0.14
    Diluted earnings per share                            $0.12      $0.14


     Sound Federal Bancorp, Inc. and Subsidiary

     Other Financial Data
     (Unaudited)
     (Dollars in thousands, except per share data)

                                        At or for the Quarter Ended
                              June 30,  March 31, Dec. 31,  Sept. 30, June 30,
                                2004      2004      2003      2003      2003

    Net interest income        $6,458    $6,770    $6,687    $6,205    $6,530
    Provision for loan losses      75        75        75        75        50
    Non-interest income           352       276       252       228       285
    Non-interest expense:
       Compensation and
        benefits                2,412     2,628     2,107     2,006     1,992
       Occupancy and equipment    633       592       553       584       562
       Other non-interest
        expense                 1,247     1,318     1,276     1,058     1,430
     Total non-interest
      expense                   4,292     4,538     3,936     3,648     3,984
    Income before income
     tax expense                2,443     2,433     2,928     2,710     2,781
    Income tax expense            946       977     1,133     1,060     1,064
    Net income                 $1,497    $1,456    $1,795    $1,650    $1,717
    Total assets             $914,610  $890,541  $881,637  $850,988  $835,635
    Loans, net                501,239   478,455   461,453   437,205   422,461
    Mortgage-backed securities:
       Available for sale     246,850   255,853   269,604   264,359   250,529
       Held to maturity         7,157        -         -         -         -
    Other securities:
       Available for sale      85,427    81,877    86,656    93,532    88,752
       Held to maturity         2,796        -         -         -         -
    Deposits                  746,160   708,330   698,416   653,395   633,265
    Borrowings                 38,000    35,000    35,000    55,000    35,000
    Stockholders' equity      125,016   137,059   132,091   137,780   139,822

    Performance Data:
    Return on average
     assets (1)                 0.66%     0.67%     0.82%     0.80%     0.85%
    Return on average
     equity (1)                 4.49%     4.49%     5.26%     4.76%     4.97%
    Average interest rate
     spread (1)                 2.80%     2.98%     2.92%     2.85%     3.07%
    Net interest margin (1)     3.02%     3.20%     3.17%     3.14%     3.39%
    Efficiency ratio           63.02%    64.41%    56.72%    56.71%    58.46%

    Per Common Share Data:
    Basic earnings per
     common share               $0.13     $0.12     $0.15     $0.13     $0.14
    Diluted earnings per
     common share               $0.12     $0.12     $0.14     $0.13     $0.14
    Book value per share (2)    $9.96    $10.40    $10.32    $10.46    $10.55
    Tangible book value per
     share (2)                  $8.85     $9.34     $9.23     $9.40     $9.50
    Dividends per share         $0.06     $0.06     $0.06     $0.05     $0.05

    Capital Ratios:
    Equity to total assets
     (consolidated)            13.67%    15.39%    14.98%    16.19%    16.73%
    Tier 1 leverage capital
     (Bank)                    10.71%    10.92%    10.74%    10.82%    11.14%
    Asset Quality Data:
    Total non-performing
     loans                     $1,728    $1,981    $1,290    $1,751      $889
    Total non-performing
     assets                    $1,728    $1,981    $1,290    $1,751      $889

     (1) Ratios are annualized.
     (2) Computed based on total common shares issued, less treasury shares.



SOURCE  Sound Federal Bancorp, Inc.
    -0-                             07/27/2004
    /CONTACT: Anthony J. Fabiano, Senior Vice President, Chief Financial Officer and Corporate Secretary of Sound Federal Bancorp, Inc.,
+1-914-761-3636/
    /Web site:  http://www.soundfed.com /
    (SFFS)

CO:  Sound Federal Bancorp, Inc.
ST:  New York, Connecticut
IN:  FIN
SU:  ERN